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                                                                     EXHIBIT 4.3

                                                    8-3/4% SERIES F CUMULATIVE
                                                    REDEEMABLE PREFERRED
                                                    STOCK


         NUMBER                                                    SHARES
F______________                                              _________________

              Incorporated under the Laws of the State of Delaware

                                      [ARTWORK]

                                         CUSIP NO. 828806 60 4
                                         SEE REVERSE FOR CERTAIN DEFINITIONS
                                         AND A STATEMENT AS TO THE RIGHTS,
                                         PREFERENCES, PRIVILEGES AND
                                         RESTRICTIONS OF SHARES

                           SIMON PROPERTY GROUP, INC.

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE 8-3/4% SERIES F REDEEMABLE
PREFERRED STOCK, PAR VALUE $.0001 PER SHARE OF
                         SIMON PROPERTY GROUP, INC. (hereinafter
called the "Corporation") transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         In Witness Whereof, the Corporation has caused the facsimile signature of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:

                                                                          [SEAL]



                  /s/ James M. Barkley                        /s/ Melvin Simon
                  SECRETARY                                   CO-CHAIRMAN

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Countersigned and Registered:
         MELLON INVESTOR SERVICES LLC
         Transfer Agent and Registrar

         The securities represented by this certificate are subject to restrictions on transfer for the purposes of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Transfers in contravention of such restrictions shall be void AB INITIO. Except as otherwise determined by the Board of Directors of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 8.0% (other than members of the Simon Family Group, whose relevant percentage is 18.0%) of the value of any class of outstanding Capital Stock of the Corporation, or any combination thereof, determined as provided in the Corporation's Restated Certificate of Incorporation, as the same may be amended from time to time (the "Charter"), and computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing Options and Exchange Rights that have not been exercised; or (2) Beneficially Own Capital Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Unless so excepted, any acquisition of Capital Stock and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void AB INITIO and the shares of Capital Stock represented hereby will be automatically converted into shares of Excess Stock and will be transferred to the Trustee to be held in trust for the benefit of one or more Qualified Charitable Organizations, whereupon such Person shall forfeit all rights and interests in such Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All capitalized terms in this legend have the meanings defined in the Charter. The Corporation will mail without charge to any requesting stockholder a copy of the Charter, including the express terms of each class and series of the authorized capital stock of the Corporation, within five days after receipt of a written request therefor.

         The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

         Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

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         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common             UNIF GIFT MIN ACT -- ___Custodian___
TEN ENT - as tenants by the entireties                   (Cust)         (Minor)
JT TEN - as joint tenants with rights of       under Uniform Gifts to Minors
         survivorship and not as tenants       Act _______________
         in common                                     (State)


         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE
--------------------

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)

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________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________ Attorney to
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________
                                              ------------------------------

                                              ------------------------------
                                     NOTICE:  THE SIGNATURE(S) TO THIS
                                      ASSIGNMENT ASSIGNMENT MUST CORRESPOND
                                     WITH THE NAME(S) AS WRITTEN UPON THE FACE
                                     OF THE CERTIFICATE IN EVERY PARTICULAR,

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                      WITHOUT ALTERATION OR ENLARGEMENT OR
                              ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By _____________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.